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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITOR'S CONSENT


     We hereby consent to the use in this Registration Statement of our report, dated April 22, 1997, except for Note 13, as to which the date is January 30, 1998, relating to the financial statements of Network Data Processing Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP
Cedar Rapids, Iowa
February 27, 1998